                                                              Exhibit (n)(1)(iv)

                           SECOND AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                                      FOR
                                ING MUTUAL FUNDS

I.    INTRODUCTION

      ING MUTUAL FUNDS, on behalf of its series listed on SCHEDULE A attached hereto, as such schedule may be amended from time to time to add additional series, (referred to herein collectively as the "Funds" and each individually as a "Fund"), hereby adopt this Multiple Class Plan (the "Plan") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

II.   MULTIPLE CLASS STRUCTURE

      Each of the Funds continuously offers the classes of shares indicated by the Fund's name on SCHEDULE A.

      Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any Class Expenses, as defined in Section C below; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A, Class B, Class C, Class I, Class M, Class O, Class Q and Class R shares shall have the features described below.

      A.    Sales Charge Structure

            (1) Class A Shares. Class A shares of a Fund shall be offered at net asset value plus an initial sales charge. The front-end sales charge shall be in such amount as is disclosed in the Funds' prospectus or supplements thereto and shall be subject to reductions for larger purchases and such waivers or reductions as are disclosed in the Funds' current prospectus or supplements thereto. Class A shares generally shall not be subject to a contingent deferred sales charge ("CDSC"); however, a CDSC in such amount as may be described in the Funds' current prospectus or supplements thereto may be imposed on redemptions of Class A shares acquired in a purchase of over a million dollars that are redeemed within a specified number of months of their purchase, as described in the Funds' prospectus or supplements thereto. Additional CDSCs may be imposed in such other cases as the Board of Trustees ("Board") may approve and as are disclosed in the Funds' current prospectus or supplements thereto.


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            (2)   Class B Shares. Class B shares of a Fund shall be offered at net asset value without the imposition of an initial sales charge. A CDSC in such amount as is described in the Funds' current prospectus or supplements thereto shall be imposed on Class B shares, subject to such waivers or reductions as are disclosed in the Funds' current prospectus or supplements thereto. Class B shares automatically convert to Class A shares, as described in the Funds' current prospectus or supplements thereto.

            (3) Class C Shares. Class C shares of a Fund shall be offered at net asset value without the imposition of a sales charge at the time of purchase. A CDSC in such amount as is described in the Funds' current prospectus or supplements thereto shall be imposed on redemptions of Class C shares made within one year from the first day of the month after purchase, subject to waivers or reductions as are disclosed in the Funds' current prospectus or supplements thereto. Class C shares do not automatically convert to Class A shares.

            (4) Class I Shares. Class I shares shall be offered to certain institutional investors, as indicated in the Funds' current prospectus or supplements thereto, at the then-current net asset value without the imposition of an initial sales charge or a CDSC. A minimum initial investment for Class I shares is imposed as described in the Funds' current prospectus or supplements thereto.

            (5) Class M Shares. Class M shares of the Fund shall be offered at the then-current net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in the Fund's current prospectus or supplements thereto and shall be subject to reductions for larger purchases and such waivers or reductions as are determined or approved by the Board. There is no initial front-end sales charge on purchases of an amount as disclosed in the current prospectus. Class M shares shall not be subject to a CDSC.

            (6) Class O Shares. Class O shares are distributed with no sales charge, but are subject to a service fee based on the average daily net assets attributable to Class O shares. This fee is imposed pursuant to a shareholder service fee based on the average daily net assets attributable to Class O shares in such amount as is described in the Funds' current prospectus or supplements thereto. Class O shares are not subject to a CDSC.

            (7) Class Q Shares. Class Q shares of a Fund shall be offered at the then current net asset value without the imposition of a front-end sales charge. Class Q shares shall not be subject to a CDSC. Class Q shares do not automatically convert to Class A shares.

            (8) Class R Shares. Class R shares of a Fund shall be offered at net asset value without the imposition of a sales charge at the time of purchase. Class R shares shall not be subject to a CDSC. Class R shares do not automatically convert to Class A shares.

      B.    Service and Distribution Plans

            Each Fund has adopted a 12b-1 plan for each class of shares of that Fund (other than Class I Shares) with the terms contained in SCHEDULE B, attached hereto. For purposes of this agreement and the information contained in SCHEDULE B hereto, distribution and service activities are defined as follows:

            (1) The term "distribution activities" shall include services rendered by the underwriter of the shares of a Fund (the "Underwriter") in connection with any activities or expenses primarily intended to result in the sale of shares of a Fund, including, but not limited to, compensation to registered representatives or other employees of the Underwriter or to other broker-dealers that have entered into an Authorized Dealer Agreement with the Underwriter, compensation to and expenses of employees of the Underwriter who engage in or support distribution of the Funds' shares; telephone expenses; interest expense; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; and profit and overhead on the foregoing.

            (2) The term "service activities" shall mean activities in connection with the provision of personal, continuing services to investors in each Fund, excluding transfer agent and sub-transfer agent services for beneficial owners of shares of a Fund, aggregating and processing purchase and redemption orders, providing beneficial owners with account statements, processing dividend payments, providing sub-accounting services for Fund shares held beneficially, forwarding shareholder communications to beneficial owners and receiving, tabulating and transmitting proxies executed by beneficial owners; provided, however, that if the National Association of Securities Dealers Inc. (the "NASD") adopts a definition of "service fee" for purposes of Section 2830 of the NASD Conduct Rules that differs from the definition of "service activities" hereunder, or if the NASD adopts a related definition intended to define the same concept, the definition of "service activities" in this paragraph shall be automatically amended, without further action of the Board, to conform to such NASD definition. Overhead and other expenses of the Underwriter related to its "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

      C.    Allocation of Income and Expenses

            (1) The gross income of each Fund shall, generally, be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of each Fund. These expenses include:

                  (a) Expenses incurred by each Trust (for example, fees of Trustees, auditors and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund ("Trust Expenses"); and

                  (b) Expenses incurred by a Fund not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

            (2) Expenses attributable to a particular class ("Class Expenses") shall be limited to: (i) payments made pursuant to a 12b-1 plan; (ii) transfer agency fees and expenses, including any expenses of broker-dealers and other third parties providing shareholder services to shareholders of a specific class;
                  (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) Blue Sky registration fees incurred by a class;
                  (v) SEC registration fees incurred by a class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) Trustees' fees incurred as a result of issues relating to one class. Expenses in category (i) and (ii) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories (iii)-(viii) above may be allocated to a class but only if the President and Treasurer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended.

                  Therefore, expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Trust Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular class to which they are attributable.

                  In the event a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Trust Expense or Fund Expense, and in the event a Trust Expense or Fund Expense becomes allocable at a different level, including as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and to approval or ratification by the Board.

                  The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto shall be reviewed by the Board and approved by such Board and by a majority of the Trustees who are not "interested persons," as defined in the 1940 Act.

      D.    Exchange Privileges

            Shares of one class of a Fund may be exchanged for shares of that same class of any other ING Fund without payment of any additional front-end sales charge, except as provided below, and except that a CDSC that was applicable to the original ING Fund being held by the shareholder shall continue to apply to the investment in the ING Fund into which the shareholder has exchanged. If a shareholder exchanges into ING Senior Income Fund and subsequently offers his common shares for repurchase by that Fund, the CDSC will apply from the original ING Fund from which he or she exchanged. A sales charge, equal to the excess, if any, of the sales charge rate applicable to the shares being acquired over the sales charge rate previously paid, may be assessed on exchanges from the Fund. If a shareholder exchanges and subsequently redeems his or her shares, any applicable CDSC will be based on the full period of the share ownership.

      E.    Conversion Features.

            Class B shares automatically convert to Class A shares after eight years from purchase except that all Class B shares of ING Emerging Countries Fund, ING International SmallCap Fund and ING Global Value Choice Fund issued prior to May 24, 1999 will automatically convert to Class A shares in the Fund on the first business day of the month in which the seventh anniversary of the issuance of the Class B shares occurs.

            For purposes of conversion to Class A shares, shares purchased through the reinvestment of dividends and distributions paid in respect of Class B shares in a shareholder's Fund account will be considered to be held in a separate subaccount. Each time any Class B shares in the shareholder's Fund account (other than those in the subaccount) convert to Class A, an equal pro rata portion of the Class B shares in the subaccount will also convert to Class A.

            Shares shall be converted at the relative net asset values of the two classes without the imposition of a sales charge, fee or other charge. If the amount of Class A 12b-1 expenses of any Fund is increased materially without the approval of the Class B shareholders, any conversion will only take place in a manner permitted by Rule 18f-3.

            The conversion of Class B shares into Class A shares may be subject to the continuing availability of an opinion of counsel or an Internal Revenue Service ruling to the effect that (1) such conversion will not constitute taxable events for federal tax purposes; and (2) the payment of different dividends on Class A and Class B shares, respectively, does not result in a Fund's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986. The Class B shares so converted will no longer be subject to the higher expenses borne by Class B shares. The conversion will be effected at the relative net asset values per share of the two classes.

      F.    Waiver or Reimbursement of Expenses

            Expenses may be waived or reimbursed by any adviser, by the Underwriter or any other provider of services to the Funds without the prior approval of the Board.

III.  BOARD REVIEW

      A.    Approval of Amendments

            The Plan may not be amended materially unless the Board, including a majority of the Trustees who are not "interested persons" of the Funds and the Trust as defined in the 1940 Act, have found that the proposed amendment, including any proposed related expense allocation, is in the best interests of each class and Fund individually and of the Trust. Such finding shall be based on information requested by the Board and furnished to them which the Board then deems reasonably necessary to evaluate the proposed amendment. Said amendments may be approved at an in person or telephonic meeting of the Board or by a written instrument signed by a majority of the Trustees who are not "interested persons" of the Funds as defined in the 1940 Act.

      B.    Quarterly and Annual Reports

            The Board shall receive quarterly and annual statements concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1 of the 1940 Act, as it may be amended from time to time. In the statements, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the Board to justify any fee attributable to that class. The statements, including the allocations upon which they are based, shall be subject to the review and approval of the independent Trustees in the exercise of their fiduciary duties.

IV.   MISCELLANEOUS

      A.    Limitation of Liability

            The Board and the shareholders of each Fund shall not be liable for any obligations of the Trust or any Fund under this Plan, and the Underwriter or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trust or such Funds in settlement of such right or claim, and not to such Trustees or shareholders.

EFFECTIVE DATE: AUGUST 14, 2006

                                   SCHEDULE A
                                     TO THE
                              AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                                      FOR
                                ING MUTUAL FUNDS

                                                           CLASSES OF SHARES
                                              ---------------------------------------------
                                               A     B     C     I     M     O     Q     R
                                              ---   ---   ---   ---   ---   ---   ---   ---
ING Diversified International Fund             X     X     X     X    N/A   N/A   N/A    X
ING Emerging Countries Fund                    X     X     X     X     X    N/A    X    N/A
ING Emerging Markets Fixed Income Fund         X     X     X     X    N/A   N/A   N/A   N/A
ING Foreign Fund                               X     X     X     X    N/A   N/A    X    N/A
ING Global Bond Fund                           X     X     X     X    N/A   N/A   N/A   N/A
ING Global Equity Dividend Fund                X     X     X    N/A   N/A    X    N/A   N/A
ING Global Real Estate Fund                    X     X     X     X    N/A    X    N/A   N/A
ING Global Value Choice Fund                   X     X     X     X    N/A   N/A    X    N/A
ING Greater China Fund                         X     X     X     X    N/A   N/A   N/A   N/A
ING Index Plus International Equity Fund       X     X     X     X    N/A   N/A   N/A   N/A
ING International Capital Appreciation Fund    X     X     X     X    N/A   N/A   N/A   N/A
ING International Fund                         X     X     X     X    N/A   N/A    X    N/A
ING International Real Estate Fund             X     X     X     X    N/A   N/A   N/A   N/A
ING International SmallCap Fund                X     X     X     X    N/A   N/A    X    N/A
ING International Value Choice Fund            X     X     X     X    N/A   N/A   N/A   N/A
ING Precious Metals Fund                       X     X     X    N/A   N/A   N/A    X    N/A
ING Russia Fund                                X     X     X    N/A   N/A   N/A    X    N/A

Effective Date: August 14, 2006

                                   SCHEDULE B
                                     TO THE
                              AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                                      FOR
                                ING MUTUAL FUNDS


                       12B-1 DISTRIBUTION AND SERVICE FEES
                           PAID EACH YEAR BY THE FUNDS
                         (AS A % OF AVERAGE NET ASSETS)

                                           A        B       C       I      M       O       Q       R
                                          ----    ----    ----    ----    ----    ----    ----    ----
ING Diversified International Fund        0.25    1.00    1.00     N/A     N/A    N/A      N/A   0.50
ING Emerging Countries Fund               0.35    1.00    1.00     N/A    0.75    N/A     0.25    N/A
ING Emerging Markets Fixed Income Fund    0.25    1.00    1.00     N/A     N/A    N/A      N/A    N/A
ING Foreign Fund                          0.25    1.00    1.00     N/A     N/A    N/A     0.25    N/A
ING Global Bond Fund                      0.25    1.00    1.00     N/A     N/A    N/A      N/A    N/A
ING Global Equity Dividend Fund           0.25    1.00    1.00     N/A     N/A    0.25     N/A    N/A
ING Global Real Estate Fund               0.35    1.00    1.00     N/A     N/A    0.25     N/A    N/A
ING Global Value Choice Fund              0.35    1.00    1.00     N/A     N/A    N/A     0.25    N/A
ING Greater China Fund                    0.25    1.00    1.00     N/A     N/A    N/A      N/A    N/A
ING Index Plus International Equity Fund  0.25    1.00    1.00     N/A     N/A    N/A      N/A    N/A
ING International Capital
  Appreciation Fund                       0.25    1.00    1.00     N/A     N/A    N/A      N/A    N/A
ING International Fund                    0.25    1.00    1.00     N/A     N/A    N/A     0.25    N/A
ING International Real Estate Fund        0.25    1.00    1.00     N/A     N/A    N/A      N/A    N/A
ING International SmallCap Fund           0.35    1.00    1.00     N/A     N/A    N/A     0.25    N/A
ING International Value Choice Fund       0.25    1.00    1.00     N/A     N/A    N/A      N/A    N/A
ING Precious Metals Fund                  0.25    1.00    1.00     N/A     N/A    N/A     0.25    N/A
ING Russia Fund                           0.25    1.00    1.00     N/A     N/A    N/A     0.25    N/A

Effective Date: August 14, 2006